Exhibit 3.1


                    Articles of Incorporation
                       (Pursuant to NRS 78)
                         STATE OF NEVADA
                        Secretary of State

1.  Name of Corporation       Design my Robin, Inc.

2.  Resident Agent Name and
    Street Address:           Gateway Enterprises, Inc.
                              3238 East Flamingo Road, #156
                              Las Vegas, Nevada 89121

3.  Shares:                   50 million par value $0.001

4.  Names & Addresses of
    Board of Directors/
    Trustees:                 1. JASON K. LINDSAY
                                 6163 S. 1300 E. #A, SALT LAKE CITY, UT 84121

                              2. TAWNIA L. LINDSAY
                                 6163 S. 1300 E. #A, SALT LAKE CITY, UT 84121


5.  Purpose:

6.  Other Matters:

7.  Names, Address and
    Signature of Incorporator JASON K. LINDSAY
                              6163 S. 1300 E. #A, SALT LAKE CITY, UT 84121
                         /s/ Jason K. Lindsay
                         TAWNIA L. LINDSAY
                         6163 S. 1300 E. #A, SALT LAKE CITY, UT 84121
                         /s/ Tawnia L. Lindsay
State of Utah County of Salt Lake
This instrument was acknowledged before me on
June 11, 1998, by Jason K. Lindsay and
Tawnia L. Lindsay as incorporators of
Design by Robin, Inc.
/s/Tracy Walton
Tracy Walton, notary
8.  Certificate of Acceptance
    of Appointment of Resident
    Agent I hereby accept appointment as Resident Agent for the above named corporation.

                              /s/Hughes   6/11/98
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